Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 19, 2002 relating to the referenced financial statements of Rent-Way, Inc., which appears in Rent-Way Inc.'s current report on Form 8-K dated May 2, 2003, which updates Rent-Way Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
July 14, 2003